Exhibit 99.1
NEWS RELEASE

Sylvamo Releases Third Quarter Earnings

MEMPHIS, Tenn. – Nov. 6, 2026 – Sylvamo (NYSE: SLVM), the world’s paper company, is releasing third quarter earnings. The company will host an audio webcast at 10 a.m. EST at investors.sylvamo.com.

Management Summary from Chief Executive Officer John Sims
As we announced earlier this morning, we entered into a put option agreement with Midas Atlantic Partners, in partnership with The Najafi Companies, for a binding offer to acquire our Europe business, including our uncoated freesheet paper mills in Saillat, France, and Nymolla, Sweden, as well as our forestry and supporting business operations.

We believe this potential transaction represents an important strategic step for our Europe business and Sylvamo. In Europe, it would create the opportunity to move forward with an owner experienced in corporate carve-outs and positioning businesses for long-term success. After the proposed transaction, Sylvamo would be a more focused company, with greater ability to invest in our business, strengthen our performance and pursue world-class excellence. We believe that focus will make us a stronger company and better position us to create sustainable value for our employees, customers and investors.

Our long-term strategy and investment thesis is unchanged: we are focusing on uncoated freesheet, investing to strengthen our competitive advantages and leveraging our strengths to generate high returns on invested capital.

Our Europe business is now reported as discontinued operations. Unless otherwise noted, all results and comparisons are for continuing operations excluding Europe. Prior periods have been recast.
-Financial Highlights – Third Quarter
•Net sales from continuing operations were $645 million. Net sales of our European operations, which are reported in discontinued operations, were $178 million in the third quarter of 2026.
•Net income from continuing operations of $85 million ($2.13 per diluted share), a 13% margin, while our discontinued operations reported a $284 million loss, primarily driven by a noncash impairment charge
•Adjusted operating earnings* of $53 million ($1.33 per diluted share) from continuing operations
•Adjusted EBITDA* of $128 million, a 20% margin, from continuing operations
•Cash provided by operating activities from continuing operations of $70 million and free cash flow* of $16 million
•Continuing operations include approximately $6 million to $7 million per quarter of corporate costs previously allocated to our European operations
•We declared a dividend of $0.45 per share, which we paid Oct. 16
-Commercial and Operational Highlights from Continuing Operations – Third Quarter vs. Second Quarter
•Price and mix improved by $25 million, primarily from previously communicated paper price increases
•Volume was relatively flat
•Operations and other costs were favorable by $6 million from improved operational performance
•Planned maintenance outage costs were $38 million lower, as expected
•Input and transportation costs were unfavorable by $6 million, primarily due to higher transportation costs

*See “Non-GAAP Financial Measures” for definitions of non-GAAP financial measures. Reconciliations are included in the financial schedules below.

-Eastover Strategic Investments
Our teams continue to make good progress on our high-return strategic investments at our Eastover mill.

•The paper machine optimization project is underway. The project, which remains on schedule and within budget, will add an additional 60,000 short tons of uncoated freesheet capacity annually.

•We made a strategic decision to keep our three existing cutsize sheeters operational and add a new state-of-the-art sheeter rather than replacing one. The new sheeter will add approximately 200,000 short tons of cutsize converting capacity, with startup expected early in the third quarter of 2027.

•In addition, the woodyard softwood line and the warehouse expansion at our sheeting plant remain on track to start up in the first quarter of 2027
-Regional Business Conditions
•In Latin America, demand is seasonally stronger in the second half of the year. In September, Colombia canceled its antidumping duties on uncoated freesheet imports from Brazil, which restores access to a market we previously served.

•In North America, the industry supply and demand balance remains healthy and our paper price increases are mostly implemented with our customers

•Imports in both regions continue to increase year over year

•Supply chain pressures are driving higher input and transportation costs. Lower supply availability and higher fuel costs affected ocean transportation, while elevated diesel prices and reduced driver availability increased trucking costs in the U.S. Input costs, including chemicals, energy and fiber, continue to be impacted by persistently high oil prices.
-Looking Ahead

In January, I committed that we would allocate capital wisely, focus on long-term value creation and communicate transparently. The proposed sale of our Europe business will make Sylvamo a more focused company, concentrated in Latin America and North America, where we see the greatest opportunities to create value. Our Eastover strategic investments are progressing, our lean transformation is improving performance across our mills and our flagship growth strategy and disciplined capital allocation principles are unchanged. We will continue to invest in low-risk, high-return projects in uncoated freesheet, maintain a strong balance sheet and return cash to shareowners.

Earnings Webcast
The company will host an audio webcast at 10 a.m. EST at investors.sylvamo.com.

To participate in Q&A, use the analyst registration to receive a unique passcode.

Replays will be available at investors.sylvamo.com for one year.

Investor Contact: Hans Bjorkman, 901-519-8030, Hans.Bjorkman@sylvamo.com
Media Contact: Adam Ghassemi, 901-519-8115, Adam.Ghassemi@sylvamo.com

About Sylvamo
Sylvamo Corporation (NYSE: SLVM) is the world's paper company with mills in Europe, Latin America and North America. Our vision is to be the employer, supplier and investment of choice. We transform renewable resources into papers that people depend on for education, communication and entertainment. Headquartered in Memphis, Tennessee, we employ more than 6,500 colleagues. For more information, please visit Sylvamo.com.

Select Financial Measures

(In millions)	Third Quarter 2026	Second Quarter 2026	Third Quarter 2025
Net Sales From Continuing Operations	$645	$614	$662
Net Income From Continuing Operations	85	2	71
Business Segment Operating Profit	87	28	113
Adjusted Operating Earnings	53	14	72
Adjusted EBITDA	128	66	158
Cash Provided By Operating Activities From Continuing Operations	70	42	114
Free Cash Flow	16	(16)	64
Segment Information

Sylvamo uses business segment operating profit (loss) to measure the earnings performance of its businesses, see definition within “Non-GAAP Financial Measures”. Third quarter 2026 sales by business segment and operating profit (loss) by business segment compared with the second quarter of 2026 and the third quarter of 2025 are as follows:

Business Segment Results

(In millions)	Third Quarter 2026	Second Quarter 2026	Third Quarter 2025
Sales by Business Segment
Latin America	$258	$219	$228
North America	414	411	450
Inter-segment Sales	(27)	(16)	(16)
Net Sales from Continuing Operations	$645	$614	$662
Operating Profit (Loss) by Business Segment
Latin America	$22	$(18)	$33
North America	65	46	80
Business Segment Operating Profit (Loss)	$87	$28	$113

Operating profits in the third quarter of 2026:

Latin America - $22 million compared with $(18) million in the second quarter of 2026. Earnings were higher due to lower planned maintenance outages, higher sales price and mix, higher volumes and lower operating costs, which were slightly offset by higher input costs.

North America - $65 million compared with $46 million in the second quarter of 2026. Earnings were higher due to lower planned maintenance outages, higher sales price and mix and lower operating costs which were partially offset by lower volumes and higher input costs.

Effective Tax Rate

The reported effective tax (benefit) rate from continuing operations for the third quarter of 2026 was (20)%, compared to 88% for the second quarter of 2026. The rate in the third quarter was primarily driven by a tax benefit related to our investment in our European subsidiaries of $36 million. The rate in the second quarter was primarily driven by a $12 million valuation allowance on certain foreign deferred tax assets due to an internal merger.

The effective operational tax rate for the third quarter of 2026 was 30%, compared with 30% for the second quarter of 2026.

The effective operational tax rate is a non-GAAP financial measure and is calculated by adjusting the income tax provision (benefit) and rate from continuing operations to exclude the tax effect at the applicable statutory rate of net special items and the impact of foreign exchange on an intercompany note receivable from our Brazilian subsidiary. Management believes that this presentation provides useful information to investors by providing a more meaningful comparison of the income tax rate between past and present periods.

Effects of Net Special Items

Net special items related to continuing operations in the third quarter of 2026 amounted to a net after-tax benefit of $33 million ($0.83 per diluted share), compared with a net after-tax charge of $13 million ($0.33 per diluted share) in the second quarter of 2026.

Non-GAAP Financial Measures

Adjusted Operating Earnings (Loss) (non-GAAP) are net income (loss) from continuing operations (GAAP), plus the impact of foreign exchange on an intercompany note receivable from our Brazilian subsidiary, and, when applicable for the periods reported, net special items. Management uses this measure to focus on ongoing operations and believes it is useful to investors because it enables them to perform meaningful comparisons of past and present operating results. The Company believes that using this information, along with net income (loss), provides for a more complete analysis of the results of operations. Net income (loss) is the most directly comparable GAAP measure. For more information regarding net special items, see the information under the heading Effects of Net Special Items and the Consolidated Statement of Operations and related notes included later in this release.

Adjusted EBITDA (non-GAAP) is net income (loss) from continuing operations (GAAP), plus the sum of income taxes, net interest expense, depreciation, amortization and cost of timber harvested, stock-based compensation, the impact of foreign exchange on an intercompany note receivable from our Brazilian subsidiary, and, when applicable for the periods reported, net special items. Management uses these measures in managing the operating performance of our business and believes that adjusted EBITDA along with adjusted EBITDA margin provide investors and analysts meaningful insights into our operating performance and is a relevant metric for the third-party debt. Adjusted EBITDA is reconciled to net income (loss), the most directly comparable GAAP measure. Adjusted EBITDA margin (adjusted EBITDA divided by net sales) is reconciled to net income (loss) from continuing operations margin (net income (loss) divided by net sales), the most directly comparable GAAP measure. For more information regarding net special items, see the information under the heading Effects of Net Special Items and the Consolidated Statement of Operations and related notes included later in this release.

Business Segment Operating Profit (Loss) (non-GAAP) is net income (loss) from continuing operations (GAAP), plus the sum of income taxes, net interest expense, the impact of foreign exchange on an intercompany note receivable from our Brazilian subsidiary, and, when applicable for the periods reported, net special items. We believe that business segment operating profit (loss) is an important indicator of operating performance as it is a measure reported to our management for purposes of making decisions about allocating resources to our business segments and assessing the performance of our business segments. For more information regarding net special items, see the information under the heading Effects of Net Special Items and the Consolidated Statement of Operations and related notes included later in this release.

Free Cash Flow is a non-GAAP measure and the most directly comparable GAAP measure is cash provided by operating activities from continuing operations. Management utilizes this measure in connection with managing our business and believes that Free Cash Flow is useful to investors as a liquidity measure because it measures the amount of cash generated that is available, after reinvesting in the business, to maintain a strong balance sheet and service debt, and return cash to shareowners. It should not be inferred that the entire Free Cash Flow amount is available for discretionary expenditures. Free Cash Flow also enables investors to perform meaningful comparisons between past and present periods.

Forward-Looking Statements

This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, including the information under the heading "Management Summary from Chief Executive Officer John Sims." Any or all forward-looking statements may turn out to be incorrect, and our actual actions and results could differ materially from what they express or imply, because they involve known and unknown risks, uncertainties and other factors, many of which are beyond our control. These risks, uncertainties, and other factors include those disclosed in the heading "Risk Factors" in our Annual Report on Form 10-K for the year ended Dec. 31, 2025, filed with the U.S. Securities and Exchange Commission (SEC) and in our subsequent filings with the SEC, available on our website, Sylvamo.com. These forward-looking statements reflect our current expectations, and we undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise.

SYLVAMO CORPORATION
Consolidated Statement of Operations
Preliminary and Unaudited
(In millions, except per share amounts)

	Three Months Ended September 30,				Three Months Ended June 30,		Nine Months Ended September 30,
	2026		2025		2026		2026		2025
NET SALES	$645		$662		$614		$1,827		$1,906
COSTS AND EXPENSES
Cost of products sold (exclusive of depreciation, amortization and cost of timber harvested shown separately below)	440		443		483		1,346		1,360	(f)
Selling and administrative expenses	82	(a)	61	(e)	64	(h)	212	(a)	190	(e)
Depreciation, amortization and cost of timber harvested	36		41		36		105		110
Taxes other than payroll and income taxes	5		5		5		15		14
Interest expense, net	11		7		10	(i)	30	(b)	24	(g)
INCOME FROM CONTINUING OPERATIONS BEFORE INCOME TAXES	71		105		16		119		208
Income tax provision (benefit)	(14)	(c)	34		14	(j)	2	(c)	48
NET INCOME FROM CONTINUING OPERATIONS	85		71		2		117		160
Discontinued operations, net of taxes	(284)	(d)	(14)		(13)		(330)	(d)	(61)
NET INCOME (LOSS)	$(199)		$57		$(11)		$(213)		$99
BASIC EARNINGS (LOSS) PER SHARE
Earnings from continuing operations	$2.14		$1.78		$0.05		$2.95		$3.96
Discontinued operations, net of taxes	(7.14)		(0.35)		(0.33)		(8.32)		(1.51)
Net earnings (loss)	$(5.00)		$1.43		$(0.28)		$(5.37)		$2.45
DILUTED EARNINGS (LOSS) PER SHARE
Earnings from continuing operations	$2.13		$1.76		$0.05		$2.93		$3.92
Discontinued operations, net of taxes	(7.11)		(0.35)		(0.33)		(8.26)		(1.49)
Net earnings (loss)	$(4.98)		$1.41		$(0.28)		$(5.33)		$2.43
Average Shares of Common Stock Outstanding - Diluted	40		40		40		40		41
The accompanying notes are an integral part of this consolidated statement of operations.

Three and Nine Months Ended September 30, 2026

(a)     Includes a pre-tax charge of $3 million ($2 million after tax) and $7 million ($5 million after tax) for professional and legal fees primarily related to our plan to sell the Europe business for the three and nine months ended September 30, 2026, respectively, and a pre-tax charge of $1 million ($1 million after tax) related to the termination of the Georgetown mill offtake agreement for the three and nine months ended September 30, 2026. Also includes a pre-tax gain of $1 million ($0 million after tax) related to environmental reserves in Brazil and other pre-tax charges of $1 million ($1 million after tax) for the nine months ended September 30, 2026.
(b) Includes a pre-tax charge of $2 million ($1 million after taxes) related to debt extinguishment costs for the nine months ended September 30, 2026.
(c)    Includes $36 million in tax benefit related to our investment in our European subsidiaries for the three and nine months ended September 30, 2026. Also includes $9 million in tax expense related to a change in valuation allowances for certain deferred tax assets for the nine months ended September 30, 2026.

(d) Includes a pre-tax charge of $342 million ($342 million after tax) for the impairment of the Europe business segment and a pre-tax gain of $67 million ($67 million after tax) to reserve for the expected cumulative foreign currency translation gain and other accumulated other comprehensive loss related to our Europe business segment, both for the three and nine months ended September 30, 2026.

Three and Nine Months Ended September 30, 2025

(e) Includes a pre-tax loss of $1 million ($1 million after taxes) for certain severance costs related to our salaried workforce for the three and nine months ended September 30, 2025, a pre-tax loss of $1 million ($1 million after taxes) related to the termination of the Georgetown mill offtake agreement for the nine months ended September 30, 2025 and a pre-tax loss of $1 million ($0 million after tax) related to environmental reserves in Brazil for the nine months ended September 30, 2025.

(f) Includes a pre-tax gain of $1 million ($1 million after taxes) for the nine months ended September 30, 2025, to adjust the recognition of a foreign value-

added tax refund in Brazil.

(g) Includes a pretax charge of $1 million ($1 million after tax) of interest expense related to tax settlements for nine months ended September 30, 2025.

Three Months Ended June 30, 2026

(h)    Includes a pre-tax charge of $4 million ($3 million after taxes) for professional and legal fees primarily related to our plan to sell the Europe business and a pre-tax gain of $1 million ($0 million after tax) related to environmental reserves in Brazil.
(i) Includes a pre-tax charge of $2 million ($1 million after taxes) related to debt extinguishment costs.
(j) Includes $9 million in tax expense related to a change in valuation allowances for certain deferred tax assets.

SYLVAMO CORPORATION
Reconciliation of Net Income (Loss) to Adjusted Operating Earnings
Preliminary and Unaudited
(In millions, except per share amounts)

	Three Months Ended September 30,		Three Months Ended June 30,	Nine Months Ended September 30,
	2026	2025	2026	2026	2025
Net Income (Loss)	$(199)	$57	$(11)	$(213)	$99
Less: Discontinued operations, net of tax	(284)	(14)	(13)	(330)	(61)
Net Income from Continuing Operations	85	71	2	117	160
Add back: Net special items (income) expense	(33)	1	13	(19)	2
Add back: Foreign exchange (gain) loss on intercompany note	1	—	(1)	(19)	—
Adjusted Operating Earnings	$53	$72	$14	$79	$162

	Three Months Ended September 30,		Three Months Ended June 30,	Nine Months Ended September 30,
	2026	2025	2026	2026	2025
Diluted Earnings (Loss) Per Common Share as Reported	$(4.98)	$1.41	$(0.28)	$(5.33)	$2.43
Less: Discontinued operations, net of tax	(7.11)	(0.35)	(0.33)	(8.26)	(1.49)
Diluted Earnings Per Common Share from Continuing Operations	2.13	1.76	0.05	2.93	3.92
Add back: Net special items (income) expense	(0.83)	0.03	0.33	(0.47)	0.04
Add back: Foreign exchange (gain) loss on intercompany note	0.03	—	(0.03)	(0.48)	—
Adjusted Operating Earnings Per Share	$1.33	$1.79	$0.35	$1.98	$3.96

SYLVAMO CORPORATION
Sales and Operating Profit (Loss) by Business Segment
Preliminary and Unaudited
(In millions)
Sales by Business Segment

	Three Months Ended September 30,		Three Months Ended June 30,	Nine Months Ended September 30,
	2026	2025	2026	2026	2025
Latin America	$258	$228	$219	$664	$634
North America	414	450	411	1,215	1,307
Inter-segment Sales	(27)	(16)	(16)	(52)	(35)
Net Sales from Continuing Operations	$645	$662	$614	$1,827	$1,906

Reconciliation of Net Income (Loss) to Business Segment Operating Profit (Loss)

	Three Months Ended September 30,				Three Months Ended June 30,		Nine Months Ended September 30,
	2026		2025		2026		2026		2025
Net Income (Loss)	$(199)		$57		$(11)		$(213)		$99
Less: Discontinued operations, net of tax	(284)	(a)	(14)		(13)		(330)	(a)	(61)
Net Income from Continuing Operations	85		71		2		117		160
Income tax provision (benefit)	(14)	(b)	34		14	(g)	2	(b)	48
Interest expense, net	11		7		10	(h)	30	(c)	24	(e)
Foreign exchange (gain) loss on intercompany note	1		—		(1)		(19)		—
Net special items expense	4	(d)	1	(f)	3	(i)	8	(d)	3	(f)
Business Segment Operating Profit	$87		$113		$28		$138		$235

Latin America	$22		$33		$(18)		$5		$56
North America	65		80		46		133		179
Business Segment Operating Profit (Loss)	$87		$113		$28		$138		$235
Three and Nine Months Ended September 30, 2026

(a)     Includes a pre-tax charge of $342 million ($342 million after tax) for the impairment of the Europe business segment and a pre-tax gain of $67 million ($67 million after tax) to reserve for the expected cumulative foreign currency translation gain and other accumulated other comprehensive loss related to our Europe business segment, both for the three and nine months ended September 30, 2026.

(b) Includes $36 million in tax benefit related to our investment in our European subsidiaries for the three and nine months ended September 30, 2026. Also includes $9 million in tax expense related to a change in valuation allowances for certain deferred tax assets for the nine months ended September 30, 2026.

(c)     Includes a pre-tax charge of $2 million ($1 million after taxes) related to debt extinguishment costs for the nine months ended September 30, 2026.
(d)     Includes a pre-tax charge of $3 million ($2 million after tax) and $7 million ($5 million after tax) for professional and legal fees primarily related to our plan to sell the Europe business for the three and nine months ended September 30, 2026, respectively, and a pre-tax charge of $1 million ($1 million after tax) related to the termination of the Georgetown mill offtake agreement for the three and nine months ended September 30, 2026. Also includes a pre-tax gain of $1 million ($0 million after tax) related to environmental reserves in Brazil and other pre-tax charges of $1 million ($1 million after tax) each for the nine months ended September 30, 2026.

Three and Nine Months Ended September 30, 2025

(e) Includes a pretax charge of $1 million ($1 million after tax) of interest expense related to tax settlements for the nine months ended September 30, 2025.
(f) Includes a pre-tax loss of $1 million ($1 million after taxes) for certain severance costs related to our salaried workforce for the three and nine months ended September 30, 2025. Also includes a pre-tax gain of $1 million ($1 million after taxes) to adjust the recognition of a foreign value-added tax refund in Brazil, a pre-tax loss of $1 million ($1 million after tax) related to the termination of the Georgetown mill offtake agreement and a pre-tax loss of $1 million ($0 million after tax) related to environmental reserves in Brazil, all for the nine months ended September 30, 2025.

Three Months Ended June 30, 2026

(g)    Includes $9 million in tax expense related to a change in valuation allowances for certain deferred tax assets.

(h)     Includes a pre-tax charge of $2 million ($1 million after taxes) related to debt extinguishment costs.

(i)     Includes a pre-tax charge of $4 million ($3 million after taxes) for professional and legal fees primarily related to our plan to sell the Europe business and a pre-tax gain of $1 million ($0 million after tax) related to environmental reserves in Brazil.

SYLVAMO CORPORATION
Adjusted EBITDA by Business Segment
Preliminary and Unaudited
(In millions)

Reconciliation of Net Income (Loss) to Adjusted EBITDA

	Three Months Ended September 30,		Three Months Ended June 30,	Nine Months Ended September 30,
	2026	2025	2026	2026	2025
Net Income (Loss)	$(199)	$57	$(11)	$(213)	$99
Less: Discontinued operations, net of tax	(284)	(14)	(13)	(330)	(61)
Net Income From Continuing Operations	85	71	2	117	160
Adjustments:
Income tax provision (benefit)	(14)	34	14	2	48
Interest expense, net	11	7	10	30	24
Depreciation, amortization and cost of timber harvested	36	41	36	105	110
Stock-based compensation	5	4	2	10	16
Foreign exchange (gain) loss on intercompany note	1	—	(1)	(19)	—
Net special items expense	4	1	3	8	3
Adjusted EBITDA	$128	$158	$66	$253	$361
Net Sales from Continuing Operations	$645	$662	$614	$1,827	$1,906
Net Income Margin From Continuing Operations	13%	11%	0%	6%	8%
Adjusted EBITDA Margin	20%	24%	11%	14%	19%

Adjusted EBITDA by Business Segment

	Three Months Ended September 30,		Three Months Ended June 30,	Nine Months Ended September 30,
	2026	2025	2026	2026	2025
Adjusted EBITDA
Latin America	$47	$59	$6	$77	$128
North America	81	99	60	176	233
Total Business Segment Adjusted EBITDA	$128	$158	$66	$253	$361
Sales (excluding inter-segment sales eliminations)
Latin America	$258	$228	$219	$664	$634
North America	414	450	411	1,215	1,307
Total Business Segment Sales From Continuing Operations	$672	$678	$630	$1,879	$1,941
Adjusted EBITDA Margin
Latin America	18%	26%	3%	12%	20%
North America	20%	22%	15%	14%	18%

SYLVAMO CORPORATION
Consolidated Balance Sheet
Preliminary and Unaudited
(In millions)

	September 30, 2026	December 31, 2025
ASSETS
Current Assets
Cash and temporary investments	$93	$86
Accounts and notes receivable, net	303	348
Contract assets	26	19
Inventories	369	261
Assets held for sale	502	289
Other current assets	86	73
Total Current Assets	1,379	1,076
Plants, Properties and Equipment, net	928	841
Forestlands	392	364
Goodwill	121	114
Right of Use Assets	54	41
Long-Term Assets Held for Sale	—	237
Deferred Charges and Other Assets	77	88
TOTAL ASSETS	$2,951	$2,761
LIABILITIES AND EQUITY
Current Liabilities
Accounts payable	$283	$267
Notes payable and current maturities of long-term debt	139	88
Accrued payroll and benefits	51	38
Liabilities held for sale	454	171
Other current liabilities	138	152
Total Current Liabilities	1,065	716
Long-Term Debt	861	758
Deferred Income Taxes	148	174
Long-Term Liabilities Held for Sale	—	22
Other Liabilities	137	125
Equity
Common stock $1.00 par value, 200.0 shares authorized, 46.0 shares and 45.6 shares issued and 39.8 shares and 39.4 shares outstanding at September 30, 2026 and December 31, 2025, respectively	46	46
Paid-in capital	102	89
Retained earnings	2,247	2,514
Accumulated other comprehensive loss	(1,319)	(1,353)
	1,076	1,296
Less: Common stock held in treasury, at cost, 6.2 shares and 6.2 shares at September 30, 2026 and December 31, 2025, respectively	(336)	(330)
Total Equity	740	966
TOTAL LIABILITIES AND EQUITY	$2,951	$2,761

SYLVAMO CORPORATION
Consolidated Statement of Cash Flows
Preliminary and Unaudited
(In millions)

	Nine Months Ended September 30,
	2026	2025
OPERATING ACTIVITIES
Net income from continuing operations	$117	$160
Adjustments to reconcile net income to cash provided by operating activities:
Depreciation, amortization, and cost of timber harvested	105	110
Deferred income tax provision (benefit), net	(22)	(6)
Stock-based compensation	10	16
Foreign exchange gain on intercompany note	(19)	—
Changes in operating assets, liabilities and other:
Accounts and notes receivable	54	76
Inventories	(92)	(19)
Accounts payable and accrued liabilities	(1)	(51)
Other	(11)	(46)
CASH PROVIDED BY OPERATING ACTIVITIES FROM CONTINUING OPERATIONS	141	240
CASH USED FOR OPERATING ACTIVITIES FROM DISCONTINUED OPERATIONS, NET	(49)	(66)
CASH PROVIDED BY OPERATING ACTIVITIES	92	174
INVESTMENT ACTIVITIES
Invested in capital projects	(156)	(142)
Other	1	—
CASH USED FOR INVESTMENT ACTIVITIES FROM CONTINUING OPERATIONS	(155)	(142)
CASH USED FOR INVESTMENT ACTIVITIES FROM DISCONTINUED OPERATIONS, NET	(12)	(26)
CASH USED FOR INVESTMENT ACTIVITIES	(167)	(168)
FINANCING ACTIVITIES
Dividends paid	(54)	(55)
Issuance of debt	661	64
Reduction of debt	(529)	(63)
Repurchases of common stock	—	(82)
Other	(1)	(8)
CASH PROVIDED BY (USED FOR) FINANCING ACTIVITIES FROM CONTINUING OPERATIONS	77	(144)
CASH PROVIDED BY (USED FOR) FINANCING ACTIVITIES FROM DISCONTINUED OPERATIONS, NET	(1)	16
CASH PROVIDED BY (USED FOR) FINANCING ACTIVITIES	76	(128)
Effect of Exchange Rate Changes on Cash	—	11
Change in Cash Included in Assets Held for Sale	(6)	(44)
Change in Cash and Temporary Investments	7	(67)
Cash and Temporary Investments
Beginning of the period	86	142
End of the period	$93	$75

SYLVAMO CORPORATION
Reconciliation of Cash Provided by Operating Activities from Continuing Operations to Free Cash Flow
Preliminary and Unaudited
(In millions)

	Three Months Ended September 30,		Three Months Ended June 30,	Nine Months Ended September 30,
	2026	2025	2026	2026	2025
Cash Provided By Operating Activities From Continuing Operations	$70	$114	$42	$141	$240
Adjustments:
Cash invested in capital projects	(54)	(50)	(58)	(156)	(142)
Free Cash Flow	$16	$64	$(16)	$(15)	$98